UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

DGT Holdings Corp.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Steel Partners Holdings L.P, 590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 29, 2012, DGT Holdings Corp. (the “Company”), issued a press release announcing preliminary fiscal 2012 fourth quarter and full year financial results and other information.  A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, the Board of Directors (the “Board”) of the Company approved discretionary bonuses in the amount of $500,000 and 40,000 shares of the Company’s common stock to Jack L. Howard, the Chairman of the Board, under the Company’s Amended and Restated 2007 Incentive Stock Plan, as amended, $500,000 to John J. Quicke, the President, Chief Executive Officer and a director of the Company and $100,000 to Mark A. Zorko, the Chief Financial Officer and Secretary of the Company.  The shares of common stock granted to Mr. Howard vest on August 29, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibits

99.1	Press Release dated August 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGT HOLDINGS CORP.
(Registrant)

Date: August 30, 2012	By:	/s/ Mark A. Zorko
Mark A. Zorko Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibits

99.1	Press Release dated August 29, 2012